Exhibit 99

Denver, Colorado – June 16, 2004 – Rentech, Inc. (AMEX: RTK) today announced that Headwaters Technology Innovation Group, Inc., a wholly owned subsidiary of Headwaters Incorporated, and Rentech, Inc. have formed a 50/50 joint venture between the two companies to combine their respective iron-based Fischer-Tropsch gas-to-liquids (GTL) technologies. In doing so, the companies believe the joint venture can deliver the most advanced, cost effective iron-based GTL technology available in the market place today. The companies believe they can take full advantage of both parties’ GTL experience and proprietary intellectual properties as well as the clean coal technologies developed by Headwaters. The joint venture will be a limited liability company named “FT Solutions LLC” (FTS).

Under the terms of the agreement, FTS will be the licensor of the combined GTL technology and will promote and license the combined technology for use in GTL projects developed by Headwaters worldwide and for all Headwaters and Rentech GTL projects in China. FTS will receive license fees and royalties from Headwaters’ GTL projects and all Headwaters and Rentech GTL projects in China and will provide basic engineering and technical services for those projects. Rentech has the exclusive right to develop and license non-Headwaters GTL projects worldwide excluding China and will retain 100% of all licensing fees and royalties for non-Headwaters GTL projects and will provide both engineering and technical services for those projects. FTS has the exclusive right to manufacture and sell (or license the right to manufacture and sell) FT catalysts for all Headwaters and Rentech GTL projects worldwide. Both Headwaters and Rentech will continue developing GTL technology through FTS.

Increased oil prices, political instability in oil-rich countries and concerns about the environment have sparked renewed interest in GTL technologies. Billions of dollars are being spent by major oil companies on natural gas-based GTL projects in remote areas of the world. However major consumers of energy such as the United States, China, India, Japan, and Europe no longer have the luxury of low cost natural gas. FTS offers these countries a GTL technology that can utilize other low-cost carbon bearing feedstocks such as coal, petroleum coke, orimulsion, low-BTU (CO2-rich) natural gas, hydrocarbon byproducts, biomass, or industrial off-gases to produce ultra-clean liquid hydrocarbons including diesel fuels, naphthas, waxes, lubricants and chemical feedstocks. Headwaters and Rentech each own and control technologies which are beneficial to the environmentally clean and responsible use of coal, the world’s largest usable energy reserve, and other hydrocarbons.

Craig Hickman, President of Headwaters Technology Innovation Group, stated, “We believe the time is right for the rapid growth of GTL projects around the world. Rentech has announced studies for coal-based GTL projects in Illinois and Wyoming and Headwaters has completed two studies for projects in China. Our joint venture with Rentech will give us an opportunity to accelerate the commercialization of our GTL technologies and catalysts.”

Dennis L. Yakobson, President and CEO of Rentech, Inc., added, “We are very pleased to be entering into this agreement with Headwaters, who has been very successful in the implementation of its clean coal technologies. The meetings leading to this agreement have generated awareness by both companies that the combined markets for our technologies would be better served by joining our efforts and our intellectual properties. This will enable both Headwaters and Rentech to provide a more complete package of GTL technologies to the ever growing clean coal market, meeting the increasing needs for other sources of energy, besides oil and natural gas, as well as helping nations to reach a more secure and cleaner energy future. We look forward to our relationship with Headwaters and the prospects that it holds for both companies.”

About Headwaters Incorporated

Headwaters Incorporated is a world leader in creating value through innovative advancements in the utilization of natural resources. The Company is focused on providing services to energy companies, conversion of fossil fuels into alternative energy products, and adding value to energy. Headwaters generates revenue from managing coal combustion products (CCPs) and from licensing its innovative chemical technology to produce an alternative fuel. Through its CCP business, fly ash building products business, and its solid alternative fuels business, the Company earns a growing revenue stream that provides the capital needed to expand and acquire synergistic new business opportunities.

About Rentech, Inc.

Rentech, Inc., incorporated in 1981, is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids (GTL) process for conversion of synthesis gas made from natural gas, industrial off-gas, or solid or liquid carbon-bearing materials into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels (beyond detectable limits), naphtha, waxes and fuel for fuel cells.

Safe Harbor Statement

Statements made in this release regarding Rentech, Inc. and the information incorporated by reference into this release that are not historical factual statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. It is intended that such forward-looking statements be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. This section is included for purposes of complying with those safe harbor provisions. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of Rentech and its officers and can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. In addition, we, through our senior management, from time to time make forward-looking oral and written public statements concerning our expected future operations and other developments. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. These risks and uncertainties could cause actual results to differ materially from expectations. Factors that could affect Rentech’s results include the availability of financing for the projects, the decision of others as to proceeding with the projects, the timing of various phases of the projects, and the entry into definitive agreements with others related to the projects by the Joint Venture. Any forward-looking statements, whether made in this report or elsewhere, should be considered in context with the risk factors discussed or incorporated by reference in this report and the various disclosures made by us about our businesses in our various public reports including but not limited to forms 10Q and 10K filed with the United States Securities and Exchange Commission which can be accessed through the Company website at http://www.rentechinc.com/secfilings.htm at no monetary charge.